Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K for the fiscal year ended December 31, 2025 of Medalist Diversified, Inc., formerly Medalist Diversified REIT, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis P. Kavanaugh, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 2, 2026	/s/ Francis P. Kavanaugh
Date	President and Chief Executive Officer
(Principal Executive Officer)

This written report is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Medalist Diversified, Inc. and will be retained by Medalist Diversified, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.